Exhibit 23.2

Consent of Independent Certified Public Accountants

To the Board of Directors
Pro-Dex, Inc.

We hereby consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated August 8, 2003 (except as to the last paragraph of Note 3 as to which the date is September 17, 2003), which appears in the Annual Report on Form 10-KSB of Pro-Dex, Inc. for the fiscal year ended June 30, 2003.

McGLADREY & PULLEN, LLP
Certified Public Accountants

/S/ McGLADREY & PULLEN, LLP

Irvine, California
January 22, 2004